UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51485	72-1060618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL		32789
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 333-7440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RUTH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2021, Ruth’s Hospitality Group, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (the “Guarantors”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), with Wells Fargo Bank, National Association, as administrative agent (the “Agent”), issuing lender and swingline lender, and the lenders party thereto.

The Amended Credit Agreement amends and restates the Company’s existing credit facility, dated as of February 2, 2017 (the “2017 Credit Agreement”), with certain direct and indirect subsidiaries of the Company as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.  The 2017 Credit Agreement had been amended by the First Amendment thereto, dated as of September 18, 2019, the Second Amendment thereto dated as of March 27, 2020, the Third Amendment thereto dated as of May 7, 2020, the Fourth Amendment thereto, dated as of May 18, 2020, the Fifth Amendment thereto, dated as of October 26, 2020, the Sixth Amendment thereto, dated as of January 28, 2021 and the Seventh Amendment thereto, dated as of May 4, 2021 (the 2017 Credit Agreement as amended is referred to as the “Existing Credit Agreement”)

The Amended Credit Agreement provides for a $140.0 million revolving credit facility with a $10.0 million subfacility of letters of credit and a $5.0 million subfacility for swingline loans.  Subject to the satisfaction of certain conditions and lender consent, the revolving credit facility may be increased up to a maximum of $200.0 million. The Existing Credit Agreement had provided for a $110.0 million revolving credit facility with a $5.0 million subfacility of letters of credit and a $5.0 million subfacility for swingline loans.

The loans under the Amended Credit Agreement will mature on October 18, 2026.  Loans under the Existing Credit Agreement had been scheduled to mature on February 2, 2023.

The Company’s obligations under the Amended Credit Agreement are guaranteed by the Guarantors and are secured by a lien on substantially all of the Company’s and the Guarantors’ personal property assets other than any equity interests in current and future subsidiaries of the Company.

At the Company’s option, revolving loans under the Amended Credit Agreement may bear interest at (i) LIBOR, plus an applicable margin between 1.50% and 2.25% per annum or (ii) the highest of (a) the rate publicly announced by Wells Fargo as its prime rate, (b) the average published federal funds rate in effect on such day plus 0.50% and (c) one month LIBOR plus 1.00%, plus an applicable margin between 0.50% and 1.25% per annum.   The applicable margin is set and subject to adjustment based on the Company’s leverage.

The Amended Credit Agreement contains provisions for a benchmark replacement rate of interest upon the occurrence of certain events to address the scheduled phase out of LIBOR.

Effective for the quarter ended September 26, 2021, the Amended Credit Agreement returns the financial covenants to maintain a specified quarterly minimum adjusted Fixed Charge Coverage Ratio (“Fixed Charge Coverage Ratio”) and Maximum Consolidated Leverage Ratio (“Maximum Ratio”) to the thresholds that had existed under the 2017 Credit Agreement as amended prior to the onset of the COVID-19 pandemic: Fixed Charge Coverage Ratio equal to or greater than 1.25:1.00 and Maximum Ratio no greater than 3.00:1.00.

The Amended Credit Agreement does not contain any prohibition specific to capital expenditures, so the Company may make both maintenance and non-maintenance capital expenditures that are otherwise in compliance with the Amended Credit Agreement.  The Existing Credit Agreement had placed certain restrictions on non-maintenance capital expenditures.

The Amended Credit Agreement contains customary representations and affirmative and negative covenants (including limitations on indebtedness and liens).  The Amended Credit Agreement also includes events of default customary for credit facilities of this type (with customary grace periods, as applicable), including nonpayment of principal or interest when due; material incorrectness of representations and warranties when made; breach of covenants; bankruptcy and insolvency; unsatisfied ERISA obligations; unstayed material judgment beyond specified periods; default under other material indebtedness; and certain changes of control of the Company. If any event of default occurs and is not cured within the applicable grace period, or waived, the outstanding loans may be accelerated by Lenders holding a majority of the commitments under the Amended Credit Agreement and the Lenders’ commitments may be terminated.

The proceeds of the Amended Credit Agreement will be used (A) to finance capital expenditures, (B) to provide funds for working capital and general corporate purposes, and (C) to refinance existing indebtedness.

Upon entry into the Amended Credit Agreement, approximately $70.0 million in revolving loans were drawn thereunder and approximately $4.7 million in letters of credit had been issued thereunder.

This description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a

Registrant

The discussion of the Credit Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit Number	Description
10.1

Amended and Restated Credit Agreement, dated as of October 18, 2021, by and among the Company, the  Guarantors, the Lenders and Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: October 20, 2021	By:	/s/ Kristy Chipman
Kristy Chipman
Executive Vice President and Chief Financial Officer (Principal Financial Officer)